INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated November 14, 1997, in the Registration Statement and related Prospectus of the PaineWebber Pathfinders Trust Treasury and Growth Stock Series 13.
  /s/ ERNST & YOUNG LLP
  New York, New York
  November 24, 1997